UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2023
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
                N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Executive Vice President, Global Chief Operating Officer

On August 23, 2023, the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) appointed Mr. Greg D. Bertrand, currently Sysco’s Executive Vice President, U.S. Foodservice Operations, as the Company’s Executive Vice President, Global Chief Operating Officer, effective September 1, 2023. Mr. Bertrand, age 59, has served as Sysco’s Executive Vice President, U.S. Foodservice Operations since July 2018. Previously, he served as Senior Vice President, U.S. Foodservice Operations from July 2016 to July 2017, Senior Vice President, Foodservice Operations (West) from August 2015 to July 2016, Senior Vice President, Merger Integration Deployment from November 2014 to August 2015, and Senior Vice President, Business Process Integration from March 2014 to November 2014. Mr. Bertrand began his Sysco career in 1991 as a Marketing Associate at Sysco Chicago, where he advanced through several sales leadership positions before becoming Vice President-Sales in 1997 and Senior Vice President-Sales in 1998. He was promoted to Executive Vice President in 1999. In 2005, he was named President-Sysco Eastern Wisconsin. He became President-Sysco Chicago in 2008 and took on the added responsibilities of leading Sysco Eastern Wisconsin and Sysco Baraboo in 2009. He was promoted to Market Vice President-Midwest in 2010 and then to Senior Vice President – Foodservice Operations (West) in July 2012.

There are no arrangements or understandings between Mr. Bertrand and any other person pursuant to which he was selected as an officer. Mr. Bertrand does not have any family relationship with any director or other executive officer of Sysco or any person nominated or chosen by Sysco to become a director or executive officer, and there are no transactions in which Mr. Bertrand has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Compensation Increases for Messrs. Bertrand and Peck

On August 23, 2023, in recognition of his additional responsibilities in connection with the transition to Executive Vice President, Global Chief Operating Officer, the Board’s Compensation and Leadership Development Committee (the “Committee”) approved the following increases to Mr. Bertrand’s compensation, effective September 1, 2023:

•Mr. Bertrand’s annual base salary will be increased from $783,000 to $838,000;
•Mr. Bertrand’s target annual cash incentive opportunity will be increased to an aggregate amount equal to 150% of his annual base salary (from 125% of his annual base salary); and
•The target long-term incentive plan (“LTIP”) opportunity for Mr. Bertrand will be increased to an aggregate grant date fair value equal to 350% of his annual base salary (from 325% of his annual base salary).

The Board also expanded Mr. Thomas R. Peck Jr.’s responsibilities as Executive Vice President, Chief Information Officer and Digital Officer of the Company, effective September 1, 2023. In recognition of his additional responsibilities, the Committee approved the following increases to Mr. Peck’s compensation, effective September 1, 2023:

•Mr. Peck’s annual base salary will be increased from $710,000 to $735,000; and
•The target LTIP opportunity for Mr. Peck will be increased to an aggregate grant date fair value equal to 350% of his annual base salary (from 300% of his annual base salary).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: August 29, 2023	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary